Exhibit 99.1

FOR IMMEDIATE RELEASE:

 MedCAREERS GROUP, INC. Enters Into Strategic Alliance With Premier Healthcare Professionals To Target Healthcare Staffing Acquisitions

Atlanta, GA – May 7, 2010 — MedCAREERS GROUP, Inc. (the “Company”) (OTCBB: MCGI)   MedCAREERS Group, Inc. today announced that it has entered into a strategic alliance with Premier Healthcare Professionals, Inc. (“PHP”) to pursue acquisitions in the healthcare staffing industry on behalf of MCGI.  Chris Eales, President of PHP, will spearhead the acquisitions initiative for MCGI and PHP will provide the accounting and management functions for MCGI until enough acquisitions are completed to justify MCGI installing its own management infrastructure.  Mr. Eales has more than 13 years experience in the healthcare and nurse staffing industry.

MedCAREERS Group, Inc. CEO Bryan Crutchfield commented that:  “We have been in strategic negotiations with Chris for quite some time and are very excited that we have been able to come to this agreement.  PHP has several acquisition targets that Chris has been able to identify.  We plan to approach these targets aggressively and build a healthcare staffing division for MCGI to complement the online job posting acquisition targets we previously announced.  This agreement allows MCGI to pursue staffing acquisitions without having to incur the cost of the back office infrastructure in advance.”

Also commenting on the announcement Chris Eales, President of PHP added:  “I firmly believe in MCGI’s strategy and am confident that PHP will be able to help build a substantial healthcare staffing division for MCGI.  PHP is not in a position to pursue this aggressive of an acquisition strategy independently so the alliance relationship we have established allows both companies to benefit as the staffing division grows.  My background and my initial focus will be in the nursing area, where I have some target acquisitions to pursue immediately with MCGI, but I expect to branch out into all healthcare staffing areas over time.”

About MedCAREERS GROUP, Inc.:

MedCAREERS GROUP, Inc.’s  (www.medcareersgroup.com) mission is to become a leader in the healthcare career arena with a focus on the healthcare professional.  MedCAREERS Group’s goal is to build itself into a complete resource for the healthcare professional with an emphasis and understanding of what healthcare professionals need as a resource to assist them in maximizing their careers.  MedCAREERS Group aims to be the "go to" place for the healthcare professional community.  MedCAREERS Group intends to offers easy, comprehensive solutions and information that is exclusively healthcare related.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Company & Investor Relations Contact:

Investor Relations Department
1-888-789-4254
ir@medcareersgroup.com

www.medcareersgroup.com